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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTEGRATED SITE DEVELOPMENT, INC.


        INTEGRATED SITE DEVELOPMENT, INC. (hereinafter called the
"Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

        By written consent in lieu of a meeting of the Board of Directors of the Corporation, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. All of the holders of the issued and outstanding shares of capital stock of the Corporation duly approved said proposed amendment by written consent in lieu of a meeting in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

                RESOLVED: That Article 1 of the Certificate of Incorporation of the Corporation be and hereby is deleted and the following
                Article 1 is inserted in lieu thereof:

                1. The name of the corporation shall be SpectraSite Communications, Inc.

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 14th day of August, 1997.

                                           INTEGRATED SITE DEVELOPMENT, INC.

                                           By: /s/ STEPHEN H. CLARK
                                               ---------------------------
                                               Stephen H. Clark
                                               President

ATTEST:

/s/ DAVID P. TOMICK
----------------------------
David P. Tomick
Secretary